Exhibit 23.1

BDO Seidman, LLP	7101 Wisconsin Avenue, Suite 800
Accountants and Consultants	Bethesda, Maryland 20814-4868
Telephone: (301) 654-4900
Fax: (301) 654-3567

Consent of Independent Registered Public Accounting Firm

Invenda Corporation

Bethesda, MD

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2007, relating to the financial statements of Invenda Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Bethesda, MD
October 9, 2007